Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

2550 HANOVER STREET

PALO ALTO, CA 94304

(650) 251-5000

FACSIMILE (650) 251-5002

DIRECT DIAL NUMBER	E-MAIL ADDRESS

December 29, 2011

CBRE Group, Inc.

CBRE Services, Inc.

11150 Santa Monica Boulevard

Suite 1600

Los Angeles, CA 90025

Ladies and Gentlemen:

We have acted as counsel to CBRE Group, Inc., a Delaware corporation (the “Company”), CBRE Services, Inc., a Delaware corporation (“Services” and, together with the Company, the “Issuers”), and the subsidiaries of the Issuers listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuers and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (1) debt securities of the Issuers, which may be senior, senior subordinated or subordinated and which may be convertible or exchangeable into other securities of the Issuers (collectively, the “Debt Securities”); (2) guarantees issued by the Company, Services and/or the Subsidiary Guarantors (collectively, the “Guarantors”) with respect to the Debt Securities and Debt Security Warrants (as defined below) (collectively, the “Guarantees”); (3) shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”); (4) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (5) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts

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(the “Depositary Receipts”); (6) warrants to purchase Debt Securities (the “Debt Security Warrants”); (7) warrants to purchase Common Stock (the “Common Stock Warrants”); (8) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); and (9) units of the Issuers, consisting of one or more of the securities described in clauses (1) through (8) above (the “Units”). The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are herein referred to, collectively, as the “Securities Warrants.” The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Securities Warrants and the Units are hereinafter referred to, collectively, as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Debt Securities and the Guarantees of Debt Securities will be issued under indentures (the “Base Indentures” and, including any supplemental indentures relating thereto, the “Indentures”) among the Issuers, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary as shall be named therein (the “Depositary”).

The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the applicable Issuer and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than such Issuer is referred to hereinafter as a “Counterparty.”

The Units will be issued pursuant to one or more unit agreements (each, a “Unit

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Agreement”) between the applicable Issuer and such unit agent as shall be named therein (the “Unit Agent”).

We have examined the Registration Statement, a form of the share certificate for the Common Stock and the Base Indentures, which will be filed concurrently with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of any Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (4) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that (1) at the time of execution, authentication, issuance and

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delivery of the Debt Securities and any applicable Guarantees, the applicable Indenture (including any supplemental indentures relating thereto) will have been duly authorized, executed and delivered by the Issuers and the Subsidiary Guarantors; (2) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the applicable Issuer; and (4) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the applicable Issuer.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Debt Securities, Guarantees, Indentures (including any supplemental indentures relating thereto), Deposit Agreement, Securities Warrants, Warrant Agreements, Units and Unit Agreements (collectively, the “Securities Documents”), each of the Subsidiary Guarantors not incorporated, organized or formed under the law of the State of California, the Delaware General Corporation Law or the Delaware Limited Liability Company Act (such Subsidiary Guarantors, the “Other Guarantors”) (1) will be validly existing under the law of the jurisdiction in which it was organized; (2) will have the power to enter into the Securities Documents to which it is a party; and (3) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the law of the jurisdiction in which it was organized.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Debt Securities, assuming (a) the taking of all necessary corporate or other action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the applicable Issuer, a duly

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constituted and acting committee of such Board of Directors or duly authorized officers of such Issuer (such Board of Directors or committee being hereinafter referred to as the “Board,” and the Board and any such authorized officers being hereinafter referred to as the “Issuer Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the applicable Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Issuer Authorizing Party and otherwise in accordance with the provisions of such Indenture and such agreement, such Debt Securities issued by such Issuer will constitute valid and legally binding obligations of such Issuer enforceable against such Issuer in accordance with their terms.

2.	With respect to the Guarantees, assuming (a) the taking of all necessary corporate or other action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or a managing member of such Guarantor, as applicable, or duly authorized officers of such Guarantor (such Board of Directors, committee and managing member and any such authorized officers being referred to as a “Guarantor Authorizing Party”), (b) the due execution, authentication, issuance and delivery of the Debt Securities or Debt Securities Warrants underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Guarantor Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture, Debt Securities Warrant or Warrant Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.

3.	With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock by the Board of the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

4.	With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock by the Board of the Company, (b) due filing of the applicable certificate of designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

5.

With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Depositary Shares and the execution and delivery of the Deposit Agreement by the Board of the Company, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement,

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upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued.

6.	With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action to approve the execution and delivery of a related Warrant Agreement by the appropriate Issuer Authorizing Party of the applicable Issuer and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Issuer Authorizing Party of the applicable Issuer and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of such Issuer enforceable against such Issuer in accordance with their terms.

7.	With respect to Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units and the execution and delivery of the Unit Agreement by the appropriate Issuer Authorizing Party of the applicable Issuer, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued fully paid and nonassessable, (c) the Debt Securities, the Guarantees and the Securities Warrants that are components of any Units constitute valid and legally binding obligations of the Issuers and the Guarantors, as applicable, enforceable against such party or parties in accordance with their terms and (d) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued, such Units will constitute valid and legally binding obligations of such Issuers and Guarantors, as applicable, enforceable against such Issuers and Guarantors, as applicable, in accordance with their terms.

Our opinions set forth in paragraphs 1, 2, 5, 6 and 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or government or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than (i) the federal law of the United States, (ii) the California General Corporation Law, (iii) the Delaware General Corporation Law, (iv) the Delaware Limited Liability Company Act and (v) the law of the State of New York.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours, /s/ SIMPSON THACHER & BARTLETT LLP SIMPSON THACHER & BARTLETT LLP

Schedule I

SUBSIDIARY GUARANTORS

Name of Subsidiary Guarantor	Form of Entity and State or Other Jurisdiction of Incorporation or Organization

1. CB HoldCo, Inc.	Delaware corporation

2. CBRE, Inc.	Delaware corporation

3. CBRE Global Investors, Inc.	California corporation

4. CBRE Global Investors, LLC	Delaware limited liability company

5. CB/TCC Global Holdings Limited	Private limited company incorporated under the laws of England and Wales

6. CB/TCC Holdings LLC	Delaware limited liability company

7. CB/TCC, LLC	Delaware limited liability company

8. CBRE Capital Markets, Inc.	Texas corporation

9. CBRE Capital Markets of Texas, LP	Texas limited partnership

10. CBRE Clarion CRA Holdings, Inc.	Delaware corporation

11. CBRE Clarion REI Holding, Inc.	Delaware corporation

12. CBRE Government Services, LLC	Delaware limited liability company

13. CBRE Loan Services, Inc.	Delaware corporation

14. CBRE-Profi Acquisition Corp.	Delaware corporation

15. CBRE Technical Services, LLC	Delaware limited liability company

16. CBRE/LJM Mortgage Company, L.L.C.	Delaware limited liability company

17. Insignia/ESG Capital Corporation	Delaware corporation

18. TC Houston, Inc.	Delaware corporation

19. TCCT Real Estate, Inc.	Delaware corporation

20. TCDFW, Inc.	Delaware corporation

21. The Polacheck Company, Inc.	Wisconsin corporation

22. Trammell Crow Company	Delaware corporation

23. Trammell Crow Development & Investment, Inc.	Delaware corporation

24. Trammell Crow Services, Inc.	Delaware corporation